Jorden Burt LLP                     EX-9
                                 Suite 400 East
                         1025 Thomas Jefferson St., N.W.
                           Washington, D.C. 20007-5208


                                December 14, 2001


Jackson National Life Insurance Company of New York
2900 Westchester Avenue,
Purchase, New York 10577


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Services" in the statement of additional information contained in Pre-Effective Amendment 1 to a registration statement of Jackson National Life Insurance Company of New York and JNLNY Separate Account I on Form N-4 (File Nos. 333-70384 and 811-08401) to be filed on or about December 17, 2001. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,



                                            Jorden Burt LLP




                                            By: /s/ W. Randolph Thompson
                                                ------------------------------
                                                W. Randolph Thompson